As filed with the Securities and Exchange Commission on January 5, 2018

Amendment No. 1 to Registration No. 333-209432

Registration No. 333-209432

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-209432

FORM S-3 REGISTRATION STATEMENT NO. 333-209432

UNDER

THE SECURITIES ACT OF 1933

ITRON NETWORKED SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1966972
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

230 W. Tasman Drive

San Jose, California 95134

(669) 770-4000

(Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Tom Deitrich

President

Itron Networked Solutions, Inc.

230 W. Tasman Drive

San Jose, California 95134

(669) 770-4000

(Name, Address, including ZIP Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement filed by Itron Networked Solutions, Inc., a Delaware corporation, (“INS”) (f/k/a Silver Spring Networks, Inc.) on Form S-3 (collectively, the “Registration Statement”):

•	Amendment No. 1 to Registration Statement No. 333-209432, originally filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2016; and

•	Registration Statement No. 333-209432, originally filed with the SEC on February 8, 2016.

On January 5, 2018, pursuant to the Agreement and Plan of Merger, dated as of September 17, 2017 (the “Agreement”), by and among INS, Itron, Inc., an entity formed under the laws of the State of Washington (“Itron”), and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Itron (“Merger Sub”), Merger Sub merged with and into INS, with INS continuing as the surviving corporation and a wholly-owned subsidiary of Itron.

As a result of the consummation of the transactions contemplated by the Agreement, INS has terminated all offerings of its securities pursuant to the above-referenced Registration Statement. In accordance with an undertaking made by INS in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, INS hereby removes and withdraws from registration all such securities of INS registered under the Registration Statement that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of January 2018. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

ITRON NETWORKED SOLUTIONS, INC.

By:	/s/ Catriona Fallon
Name:	Catriona Fallon
Title:	Senior Vice President, Segment Head of Networking